Exhibit 21.1
FEDERAL REALTY INVESTMENT TRUST AND SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF INCORPORATION OR ORGANIZATION

FR Associates Limited Partnership	Maryland
Andorra Associates	Pennsylvania
Governor Plaza Associates	Pennsylvania
Shopping Center Associates	Pennsylvania
Berman Enterprises II Limited Partnership	Maryland
FRIT Escondido Promenade, LLC	California
FRIT Leasing & Development Services, Inc.	Delaware
FRIT Santana Row TRS, Inc.	Delaware
Congressional Plaza Associates, LLC	Maryland
FR Pike 7 Limited Partnership	Delaware
Federal/LPF GP, Inc.	Delaware
Federal Realty Partners L.P.	Delaware
FRLP, Inc.	Delaware
Federal Realty Partners, Inc.	Delaware
FR East Bay Bridge, LLC	Delaware
East Bay Bridge Retail, LLC	Delaware
FR Leesburg Plaza, LLC	Delaware
FR Leesburg Plaza, LP	Delaware
Federal Realty Management Services, Inc.	Delaware
FRIT Solar, Inc.	Delaware
Santana Row ROF, Inc.	Delaware
FR Mercer Mall, Inc.	Delaware
FR Mercer Mall, LLC	Delaware
FR Westgate Mall, Inc.	Delaware
FR Westgate Mall, LLC	Delaware
FR Assembly Square, LLC	Delaware
FR Crow Canyon Fee Owner, LLC	Delaware
FR Crow Canyon, Inc.	Delaware
FR Crow Canyon, LLC	Delaware
FR Linden Square, Inc.	Delaware
FR Chelsea Commons I, Inc.	Delaware
FR Chelsea Commons I, LLC	Delaware
FR White Marsh, Inc.	Maryland
Cordon Fairfield Business Trust	Maryland
Campbell-Philadelphia Business Trust	Maryland
Shoppes at Nottingham Square Business Trust	Maryland
Retail Properties Business Trust	Maryland
Nottingham Square Business Trust	Maryland
White Marsh Plaza, LLC	Maryland
White Marsh Plaza Limited Partnership	Maryland
White Marsh Plaza Business Trust	Maryland
Byron Station, LLC	Maryland
Byron Station Limited Partnership, LLLP	Maryland
The Avenue at White Marsh Business Trust	Maryland
NVI-Avenue, LLC	Maryland
Retail Funding Affiliates, LLC	Maryland
FR Shoppers World, Inc.	Delaware
FR Shoppers World, LLC	Delaware
FR Florida, Inc.	Delaware
FR Rollingwood, LLC	Delaware

FR Rollingwood, Inc.	Delaware
Federal Realty Boston, Inc.	Delaware
Federal Realty West Coast, Inc.	Delaware
FR Montrose Crossing, Inc.	Delaware
FR Montrose Crossing, LLC	Delaware
FR Montrose Crossing Borrower, LLC	Delaware
FRIT CA Operations, Inc.	California
FR Huntington Square, LLC	Delaware
FR Darien, LLC	Delaware
Street Retail, Inc.	Maryland
SRI Old Town, LLC	California
Street Retail Forest Hills I, LLC	Delaware
Street Retail West GP, Inc.	Maryland
Street Retail West I, L.P.	Delaware
Street Retail West II, L.P.	Delaware
Street Retail West 3, L.P.	Delaware
Street Retail West 4, L.P.	Delaware
Street Retail West 6, L.P.	Delaware
Street Retail West 7, L.P.	Delaware
Street Retail West 10, L.P.	Delaware
Street Retail San Antonio, LP	Delaware
SRI San Antonio, Inc.	Maryland
SRI Texas, Inc.	Delaware
FRIT San Jose Town and Country Village, LLC	California
San Jose Residential, Inc.	Maryland
FR Sturtevant Street, Inc.	Delaware
FR Sturtevant Street, LLC	Delaware
SRI Assembly Row B2, LLC	Delaware
SRI Assembly Row B3, LLC	Delaware
SRI Assembly Row B5, LLC	Delaware
SRI Assembly Row B6, LLC	Delaware
SRI Assembly Row B7, LLC	Delaware
SRI Assembly Row B8, LLC	Delaware
SRI Assembly Row B9, LLC	Delaware
Santana Row Services, Inc.	Delaware
SRI/Continental JV, LLC	Delaware
CCA Sepulveda, LLC	Delaware
Rosecrans-Sepulveda Partners 3, LLC	Delaware
PES Partners, LLC	Delaware